Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, MAY 12, 2022

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2022

Williamsburg, Virginia – May 12, 2022 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2022. The Company’s results include the following*:

	Three Months Ended
	March 31, 2022	March 31, 2021	March 31, 2019
	($ in thousands except per share data)
Total revenue	$38,353	$22,636	$47,390
Net loss attributable to common stockholders	(2,508)	(9,065)	(1,654)

EBITDA	9,453	3,290	11,163
Hotel EBITDA	9,975	4,201	13,172

FFO attributable to common stockholders and unitholders	1,773	(4,800)	3,988
Adjusted FFO attributable to common stockholders and unitholders	1,246	(4,688)	4,944

Net loss per common share	$(0.15)	$(0.62)	$(0.12)
FFO per common share and unit	$0.10	$(0.30)	$0.26
Adjusted FFO per common share and unit	$0.07	$(0.30)	$0.32

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•

RevPAR.  While room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, increased to $100.89 for the three months ended March 31, 2022, from $66.14 in the comparable period in 2021, it was 17.2% below RevPAR of $121.86 for the comparable period in 2019.  Changes in RevPAR were driven by an increase in the average daily rate (“ADR”) to $187.23 for the three months ended March 31, 2022, from $158.40 for the comparable period in 2021.  ADR for the three months ended March 31, 2022, was 7.5% higher than ADR for the comparable period in 2019.  RevPAR for the three months ended March 31, 2022, was also driven by an increase in occupancy to 53.9% from 41.8% in the comparable 2021 period.  However, occupancy for the three months ended March 31, 2022, was still 16.0% below the 69.9% occupancy achieved during the comparable 2019 period.

•

Revenue.  Total revenue increased to approximately $38.4 million for the three months ended March 31, 2022 from approximately $22.6 million during the comparable period in 2021.  Total revenue for the three months ended March 31, 2022 was 19.1% below total revenue of approximately $47.4 million during the comparable 2019 period.

•

Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the quarter ended March 31, 2022. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations.  Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.

•

Hotel EBITDA. The Company increased production of Hotel EBITDA to approximately $10.0 million for the three months ended March 31, 2022, from approximately $4.2 million during the comparable period in 2021.  Hotel EBITDA for the three months ended March 31, 2022, was approximately $3.2 million below the Hotel EBITDA generated in the comparable 2019 period.

•

Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending March 31, 2022, adjusted FFO attributable to common stockholders and unitholders improved 126.6%, or approximately $5.9 million, over the three months ended March 31, 2021, from a deficit of approximately $4.7 million to a surplus of approximately $1.2 million.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, “Although the first six weeks of the quarter were challenging, due to COVID-themed impacts, we have since seen a significant rebound in hotel demand across all of our markets, and as a result, quarterly operating performance for the first quarter of 2022 far exceeded our expectations. Leisure demand remained strong in the quarter and we also saw long dormant group and business travel bookings begin to improve.  The pace of group bookings remains strong and we see future bookings stretching well into 2023. As demand continues to improve, room rates have proven to be an outsized component of RevPAR.  In the quarter, our portfolio’s ADR increased 18.2% over the first quarter of 2021 and was 7.5% higher than ADR in the first quarter of 2019. We believe positive rate pressure will continue in the coming quarters and will help drive growth in hotel EBITDA margins.  Given these factors, we remain optimistic about the pace of our industry’s recovery and the outlook for Sotherly.”

ESTIMATED CHANGE IN CASH

The Company estimates the cash generated from its portfolio for the second quarter to range between approximately $1.50 million to $1.80 million based on the following assumptions:

•	Hotel-level positive cash flow for the quarter of approximately $13.35 million to $13.60 million;
•	Corporate-level G&A cash use of $1.50 million;
•	Capital expenditures of approximately $2.00 million to $2.05 million;
•	Scheduled aggregate debt service of approximately $6.30 million for the quarter; and
•	Other incremental reductions of principal and deferred interest of approximately $2.00 million.

Balance Sheet/Liquidity

As of March 31, 2022, the Company had approximately $30.3 million of available cash and cash equivalents, of which approximately $10.1 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances, net of approximately $365.7 million in outstanding debt, including mortgage and secured and unsecured principal balances, at a weighted average interest rate of approximately 4.71%.

2022 Outlook

For the second quarter of 2022, the Company expects Composite RevPAR to be down approximately 1.0% compared to the second quarter of 2019, much improved from the second quarter of 2021.  Due to the uncertainties related to the COVID-19 pandemic and its impact on travel, the Company is unable to provide additional guidance for 2022.

Portfolio Update

On February 10, 2022, the Company closed the sale of the Sheraton Louisville Riverside hotel.  There were no net proceeds from the sale.

On November 30, 2021, Raleigh Hotel Associates, LLC, a Delaware limited liability company and an affiliate of the Company, entered into a real estate sale agreement to sell the DoubleTree by Hilton Raleigh-Brownstone University hotel located in Raleigh, North Carolina to CS Acquisition Vehicle, LLC, a Delaware limited liability company, for a purchase price of $42.0 million.  The Company intends to use any net cash proceeds from the sale of the hotel to repay the existing mortgage on the property, repay a portion of the secured notes with Kemmons Wilson, make any required distribution on the Company’s preferred stock related to maintaining the Company’s REIT status, and for general corporate purposes.  The closing of the sale of the hotel is subject to various customary closing conditions, including the accuracy of representations and warranties through closing, and conditions related to the termination of hotel agreements and leases.  On February 28, 2022, we entered into an amendment to the real estate sale agreement whereby: (i) the due diligence period expired effective upon the execution of the amendment; and (ii) the buyer’s earnest money deposit in the amount of $800,000 in cash was required to be deposited with the escrow agent no later than March 2, 2022.  The buyer exercised an option to extend closing for an additional 30 days in exchange for an additional cash deposit of $800,000, with the closing date now set for June 1, 2022.

Earnings Call/Webcast

The Company will conduct its first quarter 2022 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, May 12, 2022. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 844-200-6205 (United States) or +1 929-526-1599 (International) and enter access code 927367. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 12, 2022 through May 26, 2022. To access the rebroadcast, dial 866-813-9403 or +44 204-525-0658 and enter access code 855180.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, comprising 2,976 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Investment in hotel properties, net	$372,629,466	$375,885,224
Investment in hotel properties held for sale, net	11,806,536	22,870,487
Cash and cash equivalents	20,184,327	13,166,883
Restricted cash	10,137,452	12,411,654
Accounts receivable, net	3,959,215	4,822,187
Prepaid expenses, inventory and other assets	7,129,479	6,894,228
TOTAL ASSETS	$425,846,475	$436,050,663
LIABILITIES
Mortgage loans, net	$338,831,497	$351,170,883
Secured notes, net	19,237,289	19,128,330
Unsecured notes, net	7,609,934	7,609,934
Accounts payable and accrued liabilities	38,087,621	35,960,293
Advance deposits	1,842,634	1,552,942
Dividends and distributions payable	4,114,176	4,125,351
TOTAL LIABILITIES	$409,723,151	$419,547,733
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,497,100 and 1,510,000 shares issued and outstanding; aggregate liquidation preference $43,415,900 and $43,035,000, at March 31, 2022 and December 31, 2021, respectively.	14,971	15,100
7.875% Series C cumulative redeemable perpetual preferred stock, 1,375,010 and 1,384,610 shares issued and outstanding; aggregate liquidation preference $39,789,357 and $39,385,669, at March 31, 2022 and December 31, 2021, respectively.	13,750	13,846
8.25% Series D cumulative redeemable perpetual preferred stock, 1,165,000 and 1,165,000 shares issued and outstanding; aggregate liquidation preference $33,930,625 and $33,329,922, at March 31, 2022 and December 31, 2021, respectively.	11,650	11,650
Common stock, par value $0.01, 69,000,000 shares authorized, 17,849,101 shares issued and outstanding at March 31, 2022 and 17,441,058 shares issued and outstanding at December 31, 2021.	178,491	174,410
Additional paid-in capital	178,028,889	177,651,954
Unearned ESOP shares	(3,032,851)	(3,083,398)
Distributions in excess of retained earnings	(154,171,027)	(153,521,704)
Total Sotherly Hotels Inc. stockholders’ equity	21,043,873	21,261,858
Noncontrolling interest	(4,920,549)	(4,758,928)
TOTAL EQUITY	16,123,324	16,502,930
TOTAL LIABILITIES AND EQUITY	$425,846,475	$436,050,663

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021

REVENUE
Rooms department	$24,853,385	$15,493,604
Food and beverage department	5,617,736	1,543,240
Other operating departments	7,881,482	5,598,688
Total revenue	38,352,603	22,635,532
EXPENSES
Hotel operating expenses
Rooms department	5,949,757	3,996,617
Food and beverage department	3,880,617	910,264
Other operating departments	2,484,107	1,938,877
Indirect	16,063,361	11,589,077
Total hotel operating expenses	28,377,842	18,434,835
Depreciation and amortization	4,565,072	4,982,015
Gain on disposal of assets	(29,542)	—
Corporate general and administrative	1,514,027	1,300,958
Total hotel operating expenses	34,427,399	24,717,808
NET OPERATING INCOME (LOSS)	3,925,204	(2,082,276)
Other income (expense)
Interest expense	(5,713,205)	(5,919,523)
Interest income	24,448	38,599
Unrealized gain on hedging activities	962,263	390,185
Net loss before income taxes	(801,290)	(7,573,015)
Income tax provision	(9,654)	(2,609)
Net loss	(810,944)	(7,575,624)
Less: Net loss attributable to noncontrolling interest	161,621	699,539
Net loss attributable to the Company	(649,323)	(6,876,085)
Declared and undeclared distributions to preferred stockholders	(1,936,617)	(2,188,910)
Gain on extinguishment of preferred stock	78,175	—
Net loss attributable to common stockholders	$(2,507,765)	$(9,064,995)
Net loss per share attributable to common stockholders
Basic	$(0.15)	$(0.62)
Weighted average number of common shares outstanding
Basic	17,169,532	14,615,720

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2022, 2021 and 2019, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences.  The eleven wholly-owned properties in the portfolio that were under the Company’s control during the three months ended March 31, 2022 and the corresponding periods in 2021 and 2019 are considered same-store properties (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Sheraton Louisville Riverside which was sold in February 2022. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, during the three months ended March 31, 2022 and the corresponding periods in 2021 and 2019.  The same-store (composite) portfolio metrics includes all properties with the exceptions of the Sheraton Louisville Riverside and the Hyde Beach House Resort & Residences, during the three months ended March 31, 2022 and the corresponding periods in 2021 and 2019.

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021	March 31, 2019
Actual Portfolio Metrics
Occupancy %	53.7%	41.1%	70.1%
ADR	$168.12	$132.78	$165.57
RevPAR	$90.36	$54.55	$116.01
Same-Store Portfolio Metrics
Occupancy %	53.9%	40.7%	71.0%
ADR	$170.01	$135.82	$167.98
RevPAR	$91.60	$55.23	$119.33
Composite Portfolio Metrics
Occupancy %	53.9%	41.8%	69.9%
ADR	$187.23	$158.40	$174.24
RevPAR	$100.89	$66.14	$121.86
Same-Store (Composite) Portfolio Metrics
Occupancy %	54.1%	41.3%	70.8%
ADR	$180.61	$152.95	$176.90
RevPAR	$97.72	$63.23	$125.32

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2022, 2021 and 2019, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q1 2022	Q1 2021	Q1 2019
The DeSoto Savannah, Georgia	62.0%	41.4%	63.8%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	64.5%	56.5%	83.0%
DoubleTree by Hilton Laurel Laurel, Maryland	47.8%	46.9%	61.3%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	56.0%	42.2%	64.9%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	47.3%	28.8%	71.9%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	63.4%	40.9%	78.3%
Georgian Terrace Atlanta, Georgia	48.9%	36.7%	75.3%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	81.1%	69.0%	79.7%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	43.1%	33.6%	62.4%
Hyatt Centric Arlington Arlington, Virginia	43.8%	37.1%	73.0%
The Whitehall Houston, Texas	36.3%	15.9%	64.6%
Hyde Resort & Residences (1) Hollywood Beach, Florida	62.2%	58.5%	67.7%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	51.3%	43.4%	-
All properties weighted average	54.1%	41.3%	70.8%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q1 2022	Q1 2021	Q1 2019
The DeSoto Savannah, Georgia	$200.95	$148.92	$180.28
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$148.26	$122.22	$146.30
DoubleTree by Hilton Laurel Laurel, Maryland	$105.50	$95.68	$109.61
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$114.79	$96.15	$125.43
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$141.13	$93.29	$136.22
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$253.85	$204.31	$231.09
Georgian Terrace Atlanta, Georgia	$191.54	$174.55	$249.49
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$187.56	$165.07	$143.83
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$165.53	$130.64	$137.75
Hyatt Centric Arlington Arlington, Virginia	$158.05	$104.09	$176.47
The Whitehall Houston, Texas	$145.64	$113.31	$146.15
Hyde Resort & Residences (1) Hollywood Beach, Florida	$505.41	$456.89	$334.37
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$455.52	$426.82	$-
All properties weighted average	$176.90	$152.95	$174.24

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q1 2022	Q1 2021	Q1 2019
The DeSoto Savannah, Georgia	$124.54	$61.72	$114.94
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$95.60	$69.09	$121.38
DoubleTree by Hilton Laurel Laurel, Maryland	$50.46	$44.83	$67.21
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$64.31	$40.53	$81.45
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$66.71	$26.89	$97.91
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$160.95	$83.59	$180.89
Georgian Terrace Atlanta, Georgia	$93.64	$64.12	$187.75
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$152.11	$113.94	$114.67
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$71.35	$43.93	$86.00
Hyatt Centric Arlington Arlington, Virginia	$69.27	$38.66	$128.87
The Whitehall Houston, Texas	$52.88	$17.97	$94.37
Hyde Resort & Residences (1) Hollywood Beach, Florida	$314.39	$267.47	$226.23
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$233.50	$185.08	$-
	$97.72	$63.23	$125.32

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
Net loss	$(810,944)	$(7,575,624)
Depreciation and amortization - real estate	4,550,376	4,964,515
Distributions to preferred stockholders	(1,936,617)	(2,188,910)
Gain on disposal of assets	(29,542)	—
FFO attributable to common stockholders and unitholders	$1,773,273	$(4,800,019)
Amortization	14,696	17,500
ESOP and stock - based compensation	420,161	485,047
Unrealized gain on hedging activities	(962,263)	(390,185)
Adjusted FFO attributable to common stockholders and unitholders	$1,245,867	$(4,687,657)

Weighted average number of shares outstanding, basic	17,169,532	14,615,720

Weighted average number of non-controlling units	1,133,720	1,166,440

Weighted average number of shares and units outstanding, basic	18,303,252	15,782,160

FFO per common share and unit	$0.10	$(0.30)

Adjusted FFO per common share and unit	$0.07	$(0.30)

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
Net loss	$(810,944)	$(7,575,624)
Interest expense	5,713,205	5,919,523
Interest income	(24,448)	(38,599)
Income tax provision (benefit)	9,654	2,609
Depreciation and amortization	4,565,072	4,982,015
EBITDA	9,452,539	3,289,924
Gain on disposal of assets	(29,542)	—
Subtotal	9,422,997	3,289,924
Corporate general and administrative	1,514,027	1,300,958
Unrealized gain on hedging activities	(962,263)	(390,185)
Hotel EBITDA	$9,974,761	$4,200,697

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO, EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, stock compensation costs and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, ESOP and stock compensation expenses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal of assets, (7) gains and losses on involuntary conversions of assets, (8) unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) loss on early debt extinguishment, (10) gain on exercise of development right, (11) corporate general and administrative expense, and (12) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.